UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 21, 2009, Optex Systems, Inc. (“Optex”), a Texas corporation and a wholly-owned subsidiary of Irvine Sensors Corporation (the “Company”), filed a voluntary petition for relief under chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of California. As previously disclosed, the assets of Optex were sold in October 2008 pursuant to a UCC public foreclosure sale to a Delaware corporation controlled by the Company’s senior lenders, and Optex has not conducted any operations since that time.

As previously reported, in connection with the jury verdict awarding Timothy Looney liquidated damages of $105,000 in one of his lawsuits against the Company, the Company disclosed that it may also be liable for Mr. Looney’s legal expenses. On September 15, 2009, a court order was issued awarding Mr. Looney $834,275 in attorneys’ fees. The Company currently plans to file post trial motions and/or an appeal to overturn the jury’s verdict and the related attorneys’ fees award.

The information contained in this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION (Registrant)

Dated: September 21, 2009	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr. Senior Vice President and Chief Financial Officer